                                                                   EXHIBIT 10.20

                        FINANCING AND SECURITY AGREEMENT


        THIS FINANCING AND SECURITY AGREEMENT (the "Agreement") is made this 29th day of January, 1999, by and between CYNTERGY CORPORATION, a corporation duly organized and in good standing under the laws of the State of Delaware (the "Borrower") and NATIONSBANK, N.A., a national banking association, its successors and assigns (the "Lender").

                                    RECITALS

        A. The Borrower has applied to the Lender for credit facilities consisting of a line of credit for term loans in the aggregate maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) to be used by the Borrower to finance or refinance the purchase of Equipment by the Borrower and a revolving credit facility in the maximum principal amount of Six Million Dollars ($6,000,000) to be used by the Borrower for working capital.

        B. The Lender is willing to make these credit facilities available to the Borrower upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1             Certain Defined Terms.

        As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing and all proceeds (cash and non-cash) of the foregoing.



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                        FINANCING AND SECURITY AGREEMENT


                "Adjusted Equity" means as to the Borrower for any period of determination thereof, Net Worth as determined in accordance with GAAP consistently applied, plus deferred revenue representing a deposit on account made on behalf of Cendant as reported by the Borrower as of September 30, 1998 (the "Deferred Revenues"), plus subordinated debt, less amounts due from Subsidiaries or Affiliates, less prepaid expenses (if any) relating to the Deferred Revenue, less General Intangibles.

                "Affiliate" means, with respect to the Borrower, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Borrower, as the case may be.

                "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 11.10 hereof.

                "Agreement Prohibiting Transfer of Assets" means that certain Agreement Prohibiting Transfer of Assets of even date herewith from the Guarantor and the Limited Guarantor in favor of the Lender, and all amendments, modifications and supplements hereto.

                "Assets" means, at any time, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a balance sheet of the Borrower.

                "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the State of Maryland.

                "Borrowing Base" means eighty percent (80%) of the Eligible Receivables.

                "Cendant" shall mean Cendant Corporation, a Delaware Corporation, and its successors and assigns.

                "Collateral" shall mean all of the Borrower's Accounts, chattel paper, Equipment, General Intangibles, documents, instruments and Inventory (whether or not designated with initial capital letters), as those terms are defined in the Uniform Commercial Code as presently adopted and in effect in the State and shall also cover, without limitation, (i) any and all property specifically included in those respective terms in this Agreement or in the Financing Documents and (ii) all proceeds (cash and non-cash, including, without limitation, insurance proceeds) of the foregoing.

                "Collateral Disclosure List" means the Collateral Disclosure List attached to this Agreement as EXHIBIT G, as the same may be amended or supplemented from time to time hereunder.

                "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

                "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4 14(b) or (c) of the Internal Revenue Code.



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                        FINANCING AND SECURITY AGREEMENT


                "Debt Service Coverage Ratio" means as to the Borrower for any period of determination thereof~ the ratio of net income, plus depreciation and amortization, plus interest expense, minus dividends and unfinanced capital expenditures, divided by current maturities of long-term debt, plus interest expense.

                "Default" has the meaning described in Article IX.

                "Default Rate" means the greater of (i) two percent (2%) per annum in excess of the highest rate of interest payable under the Notes, or (ii) two percent (2%) per annum in excess of the Prime Rate.

                "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

                "EBITDA" means as to the Borrower for any period of determination thereof, earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP consistently applied, plus (b) interest expense and taxes for such period, plus (c) depreciation and amortization of assets for such period. EBITDA shall be calculated on a four (4) quarter rolling basis.

                "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, each Account which conforms and continues to conform to the following criteria to the reasonable satisfaction of the Lender (the "Eligibility Standards"): (a) the Account arose from a bona fide outright sale or lease of goods by the Borrower, or from services performed by the Borrower, and, except as expressly permitted as hereinafter set forth, (i) such goods have been delivered to the appropriate account debtors or their respective designees, the Borrower has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred, by the account debtor, or (ii) such services have been satisfactorily completed and not rejected by the appropriate account debtor; (b) the Account is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed, and the same were shipped, held, or performed in accordance with such order or contract; (c) the title of the Borrower to the Account and, except as to the account debtor and any creditor which finances the account debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, except Permitted Liens and Liens created by the account debtors in connection with their interests in the goods, and the Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Lender as security and collateral for the payment of the Loans; (d) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery; (e) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason, provided that only the amount of the Account that is equal to the account debtor's claim shall be excluded, and if the amount of such claim cannot be determined, then only the amount that Lender reasonably estimates as the account debtor's claim shall be excluded; (f) the account debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose; (g) the Account is not outstanding more than ninety (90) days from the date of the invoice therefore; (h) the Account is not owing by any account debtor for which the Lender has deemed fifty percent (50%) or more of such account debtor's other Accounts (or any portion thereof) due to the Borrower to be non-Eligible Receivables (provided,



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                        FINANCING AND SECURITY AGREEMENT


however, that this exclusion will not apply to any Account of an account debtor which also has an Account with the Borrower which is current); (i) the Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Account arising with respect thereto; (j) except as expressly permitted as hereinafter set forth, the account debtor is not a Subsidiary or other Affiliate of the Borrower; (k) except as expressly permitted as hereinafter set forth, the account debtor does not conduct substantial business in the United States of America; (1) the account debtor is not a Governmental Authority or agency, domestic or foreign; (in) the Borrower is not indebted in any manner to the account debtor, with the exception of customary credits, adjustments and/or discounts given to an account debtor by the Borrower in the ordinary course of its business, provided that only the amount of the Account that is equal to the indebtedness owing to the account debtor shall be excluded, and if the amount of such indebtedness cannot be determined, then only the amount that Lender reasonably estimates as the indebtedness owing to the account debtor claim shall be excluded (n) no bond has been issued or is contemplated with respect to the goods or services furnished by the Borrower or with respect to the project or contract for which those goods or services were furnished; and (o) the Lender has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the account debtor or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure. In the event of any dispute, under the foregoing criteria, as to whether an Account is, or has ceased to be, an Eligible Receivable, or whether a portion of an Account other than the portion which may be subject to counterclaim or set-off shall be classified as an Eligible Receivable, the reasonable decision of the Lender shall control. In addition to the foregoing, any Account representing more than twenty-five percent (25%) of the Borrower's total Accounts shall be subject to review by the Lender. The Lender may require that receivables insurance be obtained for such Account in order to include it as an Eligible Receivable. In that connection, the Lender has reviewed the Account due from Cendant as disclosed in the Borrower's accounts receivable aging report (the "Aging Report") dated November 11, 1998. The Lender acknowledges that Cendant' s obligations as an account debtor have been assigned to the Hospitality Trust which has provided to the Borrower a pre-paid deposit of $3,000,000. In reliance upon the accuracy of the foregoing representations~ the Cendant Account is currently deemed an Eligible Receivable. In addition, although foreign Accounts and Accounts of Subsidiaries or Affiliates are generally excluded from the definition of Eligible Receivables, the Borrower may request and the Lender shall determine whether to include any such Account in the definition of Eligible Receivables under such terms and conditions as the Lender shall provide. Whether or not included in the definition of Eligible Receivables, foreign Accounts shall be subject to perfection of the Lender's lien pursuant to the Laws of the applicable foreign nation at the Lender's discretion. The Borrower has a g reed that the Account of Hilton International (United Kingdom) disclosed on the Aging Report shall not be classified as an Eligible Receivable as of the date hereof. Anything contained herein to the contrary notwithstanding, Accounts which have been billed to the Account Debtor for payment in advance of the performance of services for the Borrower's "Help Desk" Services Program (the "Pre-Billed Receivables") will be considered Eligible Receivables provided not more than $1,000,000 may be borrowed against the Pre-Billed Receivables under the Borrowing Base.

                "Enforcement Costs" shall mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Notes, the Security Documents and/or any of the other Financing Documents, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 11.7, and (d) the



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                        FINANCING AND SECURITY AGREEMENT

monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral.

                "Equipment" shall mean all equipment, machinery, furniture and fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefore and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

                "Equipment Line Committed Amount" has the meaning described in
Section 2.1(a) herein.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Event of Default" means an event, which, with the giving of notice or lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

                "Fee Period" means each calendar quarter, commencing with the calendar quarter commencing March 1, 1999, and continuing thereafter until the Revolving Loan matures or is terminated pursuant to this Agreement

                "Fees" means the fees described in Section 2.6 hereof.

                "Financing Documents" means at any time, collectively, this Agreement, each Note, the Security Documents, the Guaranty, the Limited Recourse Guaranty, the Agreement Prohibiting Transfer of Assets and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, the Guarantor, the Limited Guarantor and/or any other Person, singly orjointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, any Notes, any of the Security Documents, the Guaranty, the Limited Recourse Guaranty, Agreement Prohibiting Transfer of Assets, any of the Credit Facilities, and/or any of the Obligations.

                "Funded Debt" shall be defined as all liabilities of the Borrower for borrowed money (other than subordinated debt) but including contingent liabilities as determined in accordance with GAAP consistently applied.

                "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                "General Intangibles" shall mean all general intangibles of every nature, whether presently existing or hereafter acquired or created, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, contract rights, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, Goodwill (including all Goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, contractual


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                        FINANCING AND SECURITY AGREEMENT


rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing, and all proceeds (cash and non-cash) of the foregoing.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Guarantor" means Robert Grimes and his heirs and personal representatives.

                "Guaranty" means that certain guaranty of payment agreement for the benefit of the Lender dated the date hereof from the Guarantor, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

                "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

                "Indebtedness for Borrowed Money" of a Person, at any time shall mean the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) lease obligations of such Person which have been or should be, in accordance with GAAP, capitalized on the books of such Person, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (e) any obligation of such Person or a commonly controlled entity to a multi-employer plan (as those terms are used under applicable ERISA statutes and regulations).

                "Inventory" means all inventory of the Borrower, including, without limitation all packing, shipping, advertising, and promotional materials, and all documents of title or documents representing the same, all general intangibles necessary or beneficial for the disposition of the same, and all proceeds (cash and non-cash) of the foregoing.

                "Invoice Amount" means the invoice price of Equipment approved from time to time by the Lender, including taxes, shipping, warranty charges, freight discounts and installation expense.



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                        FINANCING AND SECURITY AGREEMENT

                "Items of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed Goods, the sale or lease of which gave rise to an Account, and other proceeds or products of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

                "Law" or "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

                "Liabilities" means, at any time, all liabilities that should, in accordance with GAAP consistently applied, be classified as liabilities on a balance sheet of the Borrower.

                "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                "Limited Guarantor" means Beth Grimes, and her heirs and personal representatives.

                "Limited Recourse Guaranty" means that certain limited recourse guaranty of payment agreement for the benefit of the Lender dated the date hereof from the Limited Guarantor, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                "Loan" means a Revolving Loan or a Term Loan, as the case may be, and "Loans" mean all Revolving Loans and all Term Loans.

                "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 400 l(a)(3) of ERISA.

                "Net Worth" means, at any time, the excess of (a) Assets, over
(b) Liabilities.

                "Note" means the Revolving Promissory Note or a Term Note, as the case may be, and "Notes" mean collectively the Revolving Promissory Note and the Term Notes, and any other promissory note which may from time to time evidence the Obligations.

                "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with andlor on account of the provisions of this Agreement, the Notes, each Security Document, and any of the other Financing Documents, and any ofthe Loans including, without limitation, the principal of, and interest on, the Notes, late charges, Enforcement Costs, and other prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

                "Overdraft" means any excess of debit entries over collected funds on deposit in any banking account of the Borrower.

                "PBGC" means the Pension Benefit Guaranty Corporation.

                "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender;
(d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (e) purchase money liens with respect to property purchased by Borrower in the amount of $25,000 or less, and liens with respect to capital leases of property having a value of $25,000 or less; and (f) such other Liens, if any, as are set forth on EXHIBIT __ attached hereto and made a part hereof.

                "Person" shall mean and include an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

                "Pledge Agreements" means those one or more certain Pledge, Assignment and Security Agreements from the Guarantor and the Limited Guarantor in favor of the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                "Prime Rate" means the prime rate charged by the Lender as fixed by management of the Lender for the guidance of its loan officers, whether or not such rate is otherwise published or announced. The Prime Rate is not necessarily the lowest rate of interest charged by the Lender to borrowers.

                "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder.

                "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                "Revolving Loan Committed Amount" has the meaning described in
Section 2.2(a) herein.

                "Revolving Loan" and "Revolving Loans" have the meanings described in Section 2.2(a).

                "Revolving Loan Account" has the meaning described in Section
2.4.

                "Revolving Promissory Note" has the meaning described in Section
2.2 (c).

                "Security Documents" shall mean collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, the Pledge Agreements.

                "Senior Management" shall be deemed to refer to the following executive positions: Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer.

                "State" means the State of Maryland.

                "Stock" means the stock collateral described in the Pledge Agreement.

                "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

                "Taxes" mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

                "Term Loan" and "Term Loans" have the meanings described in
Section 2.1(a).

                "Term Note" and "Term Notes" have the meanings described in
Section 2.1(a).

                "Total Debt" means as to the Borrower for any period of determination thereof, all Liabilities of the Borrower as determined in accordance with GAAP consistently applied.


        SECTION 1.2             Accounting Terms and Other Definitional
                                Provisions.

        Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                                    BORROWING


        SECTION 2.1             The Line of Credit for Equipment Term Loans.

                        (a) The Lender agrees to lend to the Borrower on a revolving basis from time to time in the form of one or more term loans (the "Term Loans" and each a "Term Loan") at the times and in such amounts as required pursuant to the terms of this Agreement in the maximum aggregate principal amount at any one time outstanding of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Equipment Line Committed Amount"). The obligation of the Borrower to repay the advances under each Term Loan shall be evidenced by one or more Term Notes (each a "Term Note" and collectively, the "Term Notes") to be executed and delivered by the Borrower to the Lender at the time of each advance (an "Equipment Advance" and collectively, the "Equipment Advances") under the Term Loan, in the form attached hereto as EXHIBIT A-1.

                        (b) The Borrower shall deliver to the Lender, at the time of each Equipment Advance, an invoice for the Equipment to be purchased or refinanced, provided, however, that the Borrower may not request Equipment Advances for more than Two Hundred Thousand Dollars ($200,000) in the aggregate at any time to refinance the purchase price of Equipment. Equipment Advances made under the Term Loans may be for Equipment invoiced no earlier than January, 199_. In addition, at or prior to the time of each Equipment Advance, the Borrower shall deliver evidence satisfactory to the Lender that the Equipment being purchased is free and clear of all liens, other than those in favor of the Lender, and will execute and deliver to the Lender such financing statements and other items as the Lender may request in order to perfect its lien on such Equipment.

                        (c) Equipment Advances will be made under the Term Loans until June 29,2000, when no further Equipment Advances will be permitted under the Term Loans. Equipment Advances shall be used by the Borrower to purchase or refinance Equipment and shall not exceed (i) seventy five percent (750 o) of the Invoice Amount for Equipment other than rolling stock (100% for the equipment loan from Franklin National Bank being refinanced with the initial proceeds of the loan), or (ii) eighty percent (80%) of the Invoice Amount of any Equipment, which is rolling stock. At no time shall the Lender make any Equipment Advances if after giving effect to such request the aggregate amount then outstanding under the Term Loans would exceed the Equipment Line Committed Amount.

                        (d) When the Borrower desires to obtain an Equipment Advance, the Borrower shall notify the Lender (which notice shall be irrevocable) by facsimile transmission to be received no later than 1:00 p.m. Washington, D.C. time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of EXHIBIT
B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

                        (e) Each Term Note shall bear interest and shall be repaid by the Borrower over a period of up to five (5) years from the date of the Equipment Advance, as selected by the Borrower at or prior to the time of each Equipment Advance and as more fully set forth in each Term Note. The Borrower may prepay the principal sum outstanding on any Term Loan only in accordance with the terms of each Term Note. Sums borrowed and repaid may not be re-advanced under any Term Note, subject to the terms and conditions of this Agreement.

                        (f) The proceeds of the each Term Loan shall be used by the Borrower for the purposes set forth in Recital A above, and, unless prior written consent of the Lender is obtained, for no other purpose.

        SECTION 2.2             The Revolving Loan.

                        (a) The Lender agrees to lend to the Borrower and the Borrower agrees to borrow on a revolving basis from time to time the principal amount (the "Revolving Loan") not to exceed at any time outstanding the lesser (the "Revolving Loan Committed Amount") of Six Million Dollars ($6,000,000) or the Borrowing Base.

                        (b) If at any time the outstanding principal balance of the Revolving Loan exceeds the limitations provided in subsection (a) above, the Borrower promises to pay to the order of the Lender, on demand, the amount of the excess.

                        (c) The obligation of the Borrower to repay the advances under the Revolving Loan shall be evidenced by the Borrower's Revolving Promissory Note of even date herewith (the "Revolving Promissory Note") payable to the Lender in the form attached hereto as EXHIBIT A-2. The Revolving Promissory Note shall bear interest and shall be repaid by the Borrower in the manner and at the times set forth in the Revolving Promissory Note.

                        (d) The Borrower may prepay the principal sum outstanding on the Revolving Loan only in accordance with the terms of the Revolving Note. Sums borrowed and repaid may be re-advanced under the terms and conditions of this Agreement.

                        (e) The proceeds of the Revolving Loan shall be used by the Borrower for the purposes set forth in Recital A above, and, unless prior written consent of the Lender is obtained, for no other purpose.

        SECTION 2.3             Revolving Loan Procedure.

                        (a) Each advance under the Revolving Loan shall be in an amount of not less than $50,000 or a multiple thereof. The Borrower shall notify the Lender not later than 11:00 a.m. on the date of each proposed advance.

                        (b) The Borrower shall furnish to the Lender such schedules, certificates; lists, records, reports, information and documents as required by the Lender from time to time so that the Lender may, in its discretion, determine the Borrowing Base.

                        (c) In addition, the Borrower hereby irrevocably authorizes the Lender to make advances under the Revolving Loan at any time and from time to time, without further request from or notice to the Borrower, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the

Lender's interests under this Agreement or otherwise, including, without limitation, advances made to cover Overdrafts, principal of, and/or interest on, any Loans, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances which the Lender may make hereunder exceeds the Revolving Credit Committed Amount. The Lender shall have no obligation whatsoever to make any advance under this subsection and the making of one or more advances under this subsection shall not obligate the Lender to make other similar advance or advances. Any such advances will be secured by the Collateral.

        SECTION 2.4             Revolving Loan Account.

        The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will debit (i) the principal amount of each Revolving Loan made by the Lender hereunder as of the date made,
(ii) the amount of any interest accrued on the Revolving Loans as and when due, and (ii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loans, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loans as of the date made, the Lender reserving the right, exercised in its sole and absolute discretion from time to time, to provide earlier credit or to disallow credit for any Collection which is unsatisfactory to the Lender.

        The Lender may debit the Revolving Loan Account for the amount of any Collection, which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrower hereby promises to pay to the order of the Lender, on demand, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement that do not represent principal or interest payments under the Revolving Loan. All payments of principal and interest under the Revolving Loan shall be payable pursuant to the terms of the Revolving Promissory Note.

        SECTION 2.5             Lockbox.

        The Lender will establish a lockbox managed by the Lender's Commercial Credit Services Unit and from which the Lender alone has power of access and withdrawal upon the occurrence of an Event of Default (the "Lockbox"), into which the Borrower will deposit all Items of Payment on account. The Borrower shall direct its customers and others as the Lender may require to forward payments to the Lockbox. The Borrower shall deposit Items of Payment received directly by the Borrower in the Lockbox not later than the next Banking Day after the receipt thereof, and in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower hereby agrees to make. Pending such deposit to the Lockbox, endorsement and/or other delivery thereof to the Lender, the Borrower will not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Lender. Provided no Event of Default has occurred and is continuing, the Lender will transfer to the Borrower's operating account each Banking Day any funds from Items of Payment received in the Lockbox.

        SECTION 2.6             Commitment Fee.

        The Borrower agrees to pay to the Lender on the first day of each Fee Period commencing after the date of this Agreement a commitment fee (computed on the basis of a year consisting of three hundred and sixty (360) days for the actual number of days elapsed) of one quarter of one percent (.250%) per annum on the daily average of the unused amount of the Revolving Loan.

        SECTION 2.7             Loan Fee.

        The Borrower has paid to the Lender a loan fee for the Revolving Loan in the amount of Twenty One Thousand Dollars ($21,000), which fee is non refundable and is earned when paid.

        SECTION 2.8 Transactions under this Agreement Between the Borrower and the Lender.

        In respect to any advance and all other matters under or in connection with this Agreement and any transactions contemplated hereby, the Borrower authorizes the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or representative of the Borrower designated by the Borrower in writing delivered to the Lender from time to time. The Borrower acknowledges that the transmission between the Borrower and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrower hereby assumes all risk of loss and responsibility for, releases and discharges the Lender from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold the Lender harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Lender's acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct.

        SECTION 2.9             Account Statements.

        Any and all periodic or other statements or reconciliation's, and the information contained in those statements or reconciliation's, of the Revolving Loan Account shall be presumed conclusively to be correct and shall constitute an account stated between the Lender and the Borrower unless the Lender receives specific written objection thereto from the Borrower within sixty (60) Banking Days after such statement or reconciliation shall have been sent by the Lender.

        SECTION 2.10            Overdraft Advances.

        If after the close of business on any Banking Day, any banking account of the Borrower with the Lender is determined by the Lender to have an Overdraft, the Lender, in its sole discretion on each and any such occasion may (and is hereby irrevocably authorized by the Borrower to), but is not obligated to, make an advance under the Revolving Loan to the Borrower in a principal amount equal to any such Overdraft as of the close of business on such Banking Day. All Overdrafts shall be secured by the Collateral.

                                   ARTICLE III

                                   COLLATERAL

        As security for the payment of all of the Obligations, the Borrower hereby assigns, grants and conveys to the Lender and agrees that the Lender shall have a perfected, continuing security interest in all of the Collateral. The Borrower further agrees that the Lender shall have in respect the Collateral all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and under other applicable Laws and Security Documents, as well as those provided in this Agreement. The Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Lender to perfect such security interest. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Borrower may not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

                                   ARTICLE IV

                            UNCONDITIONAL OBLIGATIONS

        The payment and performance by the Borrower of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Lender and the Borrower shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off, and until payment in full of all of the Obligations, the Borrower: (a) will not suspend or discontinue any payments provided for in the Notes; (b) will perform and observe all of its other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Lender; and (c) will not terminate or attempt to terminate this Agreement for any cause.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                To induce the Lender to make the Loans, the Borrower represents and warrants to the Lender and, unless the Lender is notified by the Borrower of a change or changes effecting such representations and warranties, shall be deemed to represent and warrant to the Lender at the time each request for an advance under the Loans is submitted and again at the time any advance is made under the Loans that:

                        SECTION 5.1     Subsidiaries.

Except as set forth in the Collateral Disclosure List, the Borrower has no Subsidiaries.

                        SECTION 5.2     Good Standing.

        The Borrower (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the operations or financial condition of the Borrower.

                        SECTION 5.3     Power and Authority.

        The Borrower has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents executed and delivered by the Borrower.

                        SECTION 5.4     Binding Agreements.

        This Agreement and each of the other Financing Documents executed and delivered by the Borrower have been properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower in accordance with their respective terms.

                        SECTION 5.5     Litigation.

        There are no proceedings pending or, so far as the Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Borrower, or the authority of the Borrower to enter into this Agreement or any of the other Financing Documents executed and delivered by the Borrower.

                        SECTION 5.6     No Conflicting Agreements.

        There is (a) no charter, by-law or preference stock provision of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, and (b) to the knowledge of the Borrower, no provision of law or order of court binding upon the Borrower, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower, or which would be violated as a result of such execution, delivery or performance.

                        SECTION 5.7     Financial Condition.

        The financial statements of the Borrower dated ___________________,199_ are complete and correct and, in the opinion of the Borrower, fairly present the current financial condition of the Borrower in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower since the date of such financial statements (and to the Borrower's knowledge, no such adverse change is pending or threatened), and the Borrower has not guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity except as disclosed in such financial statements.

                        SECTION 5.8     Taxes.

        The Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of the Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower and adequate reserves therefore have been established as required under generally accepted accounting principles, and except to the extent that Borrower has entered into a payment arrangement with any Governmental Authority and Borrower is in compliance with such payment arrangement.

                        SECTION 5.9     Compliance With Law

        To the best of Borrower' knowledge, Borrower is in compliance in all material respects with all laws, ordinances, governmental rules or regulations to which it is subject, and the Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

                        SECTION 5.10 Place(s) of Business and Location of Collateral.

        The Borrower warrants that the address of the Borrower's chief executive office is as specified in the Collateral Disclosure List attached hereto and made a part hereof and that the address of each other place of business of the Borrower, if any, is as disclosed to the Lender in the Collateral Disclosure List. The Collateral and all books and records pertaining to the Collateral are and will be located at the address indicated on the Collateral Disclosure List. The Borrower will immediately advise the Lender in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the Maryland State Department of Assessments and Taxation and the locations set forth in the Collateral Disclosure List. A copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the Maryland Uniform Commercial Code.

                        SECTION 5.11    Title to Properties.

        The Borrower has good and marketable title to all of its properties, including the Collateral, and the Collateral is free and clear of mortgages, pledges, liens, charges and other encumbrances other than the Permitted Liens, and other than liens with respect to debt that will be paid from the proceeds of the Loan.

                        SECTION 5.12    Margin Stock.

        None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part
207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                        SECTION 5.13    ERISA.

        With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no "reportable event" as defined in ERISA Section 4043 has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any

Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any multi-employer plan; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any multi-employer plan; (f) no multi-employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a multi-employer plan will be placed in "reorganization", except with respect to those matters that would not have a material adverse effect on the operations or financial condition of the Borrower.

                        SECTION 5.14    Governmental Consent.

        To the best knowledge of Borrower, neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the making of the Loans, or the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority, on the part of the Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amounts of the Loans or the offer, issue, sale or delivery of the Notes.

                        SECTION 5.15    Inventorv.

        With respect to all Inventory of the Borrower, as reflected on the books and records of the Borrower, (a) such Inventory is of good and merchantable quality, free from defects, and (b) such Inventory is not stored with a bailee, warehouseman or similar party, and such Inventory is located at the places of business indicated on the Collateral Disclosure List.

                        SECTION 5.16    Full Disclosure.

        To the best knowledge of Borrower, the financial statements referred to in this Part V do not, nor does this Agreement, nor do any written statements furnished by the Borrower to the Lender in connection with the making of the Loans, contain any untrue statement of fact or omit a fact necessary to make the statements contained therein or herein not misleading. To the best knowledge of Borrower, there is no fact which the Borrower has not disclosed to the Lender in writing which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

                        SECTION 5.17 Presence of Hazardous Materials or Hazardous Materials Contamination.

        To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                                   ARTICLE VI

                        SECTION 5.18    Intellectual Property.

        All of the Borrower's material patents, trademarks, service marks, trade names, copyrights and licenses are described in EXHIBIT E attached to and made a part of this Agreement. The Borrower owns or has the defensible right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses and all rights with respect thereto necessary for the present and planned future operation of its business, without any conflict with the rights of any other Person, except where the failure to have such rights would not have a material adverse effect on the operations or financial condition of the Borrower.

                        SECTION 5.19    Business Names and Addresses.

        In the twelve (12) years preceding the date hereof, the Borrower has not conducted business under any name other than its current name or "Strategic Technology Services Corporation" nor conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                        SECTION 5.20    No Default.

        There is no Event of Default (as hereinafter defined) and no event has occurred and no condition exists which with the giving of notice or the passage of time would constitute an Event of Default. The Borrower has not been notified in writing that it is in default under the terms of any other agreement or instrument to which it may be a party or by which the Collateral or any of its properties may be bound or subject.

                        SECTION 5.21    Compliance with Eligibility Standards.

        Unless the Lender is advised by the Borrower in writing to the contrary, each Account described in any schedule, certificate, record and data furnished to the Lender for purposes of calculating the Borrowing Base will at all times meet and comply with the Eligibility Standards.

                        SECTION 5.22    Accounts.

        With respect to all Accounts and to the best of the Borrower's knowledge
(a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Lender); (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and purchase orders relating thereto; (c) the goods sold (or services rendered) which resulted in the creation of the Accounts have been delivered or rendered to and not rejected by the account debtor; (d) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent for any reason; (e) no payments have been or shall be made thereon except payments deposited in the Lockbox; (f) there are no set-offs, counterclaims or disputes known by the Borrower or asserted with respect thereto, and the Borrower has made no agreement with any account debtor thereof for any deduction or discount of the sum a able thereunder except regular discounts allowed by the Borrower in the ordinary course of its business for prompt payment; (g) there are no facts, events or occurrences known to the Borrower which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (h) all account debtors thereof, to the best of the Borrower's knowledge, have the capacity to contract; (i) the goods sold or transferred or the services furnished giving rise thereto are not subject to any liens except the security interest granted to the Lender by this Agreement; (I) the Borrower has no knowledge of any fact or circumstance which

                                   ARTICLE VI

would impair the validity or collectability thereof; and (k) there are no proceedings or actions known to the Borrower which are threatened or pending against any account debtor which might result in any material adverse change in its financial condition.

                        SECTION 5.23    Year 2000 Compliance.

        (a) The Borrower has (i) begun analyzing the operations of the Borrower and its Affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

                (b) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.


                              CONDITIONS OF LENDING

        The making of the Loans and any advance thereunder is subject to the following conditions precedent:

        SECTION 6.1 Opinion of Counsel for the Borrower, the Guarantor and the Limited Guarantor.

        On the date hereof, the Lender shall receive the favorable written opinion of counsel for the Borrower, the Guarantor and the Limited Guarantor satisfactory in all respects to the Lender.

        SECTION 6.2             Approval of Counsel for the Lender.

          On the date hereof, all legal matters incident to the Loans and all documents necessary in the opinion of the Lender to make the Loans shall be satisfactory in all material respects to counsel for the Lender.

        SECTION 6.3             Supporting Documents.

        The Lender shall receive on the date hereof: (a) a certificate of the Secretary of the Borrower, in a form acceptable to the Lender in all respects, dated as of the date hereof and certifying (i) that attached thereto is a trne, complete and correct copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Notes and the other Financing Documents, and the Obligations, and (ii) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Notes and the other Financing Documents, and a certification by the President or any Vice President of the Borrower

                                   ARTICLE VI

as to the incumbency and signature of the Secretary of the Borrower; (b) such other documents as the Lender may reasonably require the Borrower to execute, in form and substance acceptable to the Lender; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Lender may reasonably deem necessary.

        SECTION 6.4             Financing Documents.

        All of the Financing Documents required by the Lender shall be executed, delivered and, if deemed necessary by the Lender, recorded, all at the sole expense of the Borrower.

        SECTION 6.5             Insurance.

        The Borrower shall have satisfied the Lender that any and all insurance required by this Agreement is in effect as of the date of this Agreement, and that, to the extent required by the Financing Documents, the Lender has been named as an insured lienholder.

        SECTION 6.6             Security Documents.

        In order to perfect the lien and security interest created by this Agreement, the Borrower shall have executed and delivered to the Lender all financing statements and Security Documents (in form and substance acceptable to the Lender in its sole discretion) deemed necessary by the Lender, in a sufficient number of counterparts for recordation, and, at the Borrower's sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Lender.

        SECTION 6.7             Termination Statements.

        The Lender shall have received from creditors of the Borrower all termination statements covering the Collateral required by the Lender. The termination statements shall be fully and properly executed, in recordable form and sufficient, in the opinion of counsel for the Lender, to terminate the interests of other creditors of the Borrower in the Collateral.

        SECTION 6.8             Stock.

        The Lender shall have received from the Guarantor and the Limited Guarantor original certificates representing the shares of any and all Stock pledged under the Pledge Agreements, duly indorsed in blank or accompanied by stock powers duly executed in blank.

        SECTION 6.9             Compliance.

        At the time of the making of each advance hereunder (a) the Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, (b) there shall exist no Event of Default and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, (c) the representations and warranties contained in Part V shall be true with the same effect as though such representations and warranties had been made at the time of the making of the advance, and (d) upon request, the Lender shall have received a certificate dated the date of the making of such advance in the form attached hereto as EXHIBIT C and signed by an executive officer of the Borrower to the foregoing effects.


                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

        Until payment in full and the performance of all of the Obligations hereunder, the Borrower shall:

        SECTION 7.1             Financial Statements.

                (a) Annual Statements and Certificates. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Borrower's fiscal years, (i) a copy of the consolidated and consolidating financial statement relating to the Borrower in reasonable detail satisfactory to the Lender, prepared in accordance with GAAP and certified by an independent certified public accountant satisfactory to the Lender, which financial statement shall include a balance sheet as at the end of such fiscal year, profit and loss statement and a statement of changes in financial condition,
(ii) a cash flow projection report prepared by the Borrower in a format acceptable to the Lender, and (iii) a statement of changes in shareholders' equity. The Lender acknowledges that the Borrower's present accounting firm, Aronson, Fetridge & Weigle, PC is acceptable to the Lender.

        (b) Annual Opinion of Accountant. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Borrower's fiscal years, a letter or opinion of the independent certified public accountant who examined the annual financial statement relating to the Borrower, stating whether anything in such certified public accountant's examination has revealed the occurrence of an event which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

        (c) Quarterly Statements and Certificates. As soon as available but in no event more than forty-five (45) days after the close of each of the Borrower's fiscal quarters, consolidated and consolidating balance sheets of the Borrower as at the close of such period and consolidated and consolidating income and expense statements for such period, certified by the principal financial officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

        (d) Guarantor Financial Information. As soon as available, but in no event more than one hundred twenty (120) days after the end of the calendar (or fiscal year) as applicable, the personal financial statements of the Guarantor in form and detail satisfactory to the Lender and the complete Federal tax returns of the Guarantor. In the event that the Guarantor obtains an extension for filing such tax return (a copy of which shall be provided to the Lender), delivery of a copy of the tax return shall be delayed for a period not to exceed eight (8) months from the original filing deadline.

        (e) Borrowing Base Reports. Not later than the twentieth (20th) day of each month, the Borrower shall deliver to the Lender an aging of accounts receivable in format acceptable to the Lender, together with a fully completed certificate (each a "Borrowing Base Certificate" and collectively, the "Borrowing Base Certificates") as of such date in the form of EXHIBIT F attached hereto. Each Borrowing Base Certificate shall be effective only as accepted by the Lender (and with such revision, if any, as the Lender may require as a condition to such acceptance), such acceptance to be presumed unless the Lender otherwise notifies the Borrower within five (5) Banking Days after receipt of such Borrowing Base Certificate.

        (f) Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time reasonably request.

        SECTION 7.2             Financial Covenants.

        The Borrower shall maintain the following financial covenants at the following times:

        (a) Debt Service Coverage Ratio. The Borrower shall maintain a minimum Debt Service Coverage Ratio of not less than 1.5 to 1.0.

        (b) Total Debt to Adjusted Equity. The Borrower shall maintain a ratio of Total Debt to Adjusted Equity of not less than 2.5 to 1.0. For purposes of this covenant, the Borrower may eliminate up to $250,000 in amounts due from loans to the Guarantor for the fiscal year ending December 31, 1999 from the amounts excluded in the definition of "Adjusted Equity". Thereafter, no more than $250,000 shall be outstanding at any one time in loans to the Guarantor and all such stockholder loans will be deducted from the Adjusted Equity.

        (c) Funded Debt to EBITDA. The Borrower shall maintain a ratio of Funded Debt to EBITDA of not less than the following amounts at the following times:

                Funded Debt to
                EBITDA:                         Period:
                3.00 to 1.0                     Date hereof through December 31, 1999;
                2.75 to 1.0                     December 31, 1999 and thereafter.

        (d) Minimum Adjusted Equity. The Borrower shall maintain at all times Adjusted Equity of not less than Four Million Dollars ($4,000,000).

All financial covenants will be measured quarterly, on a rolling four quarters basis, beginning as of June 30, 1999 for the quarters ending September 30, 1998, December31, 1998, March31, 1999 and June 30, 1999.

        SECTION 7.3             Taxes and Claims.

        Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

        SECTION 7.4             Corporate Existence.

        Maintain its corporate existence in good standing in the jurisdiction in which it is incorporated and in each jurisdiction where it is required to register or qualify to do business.

        SECTION 7.5             Compliance with Laws.

        Comply with all applicable federal, state and local laws, rules and regulations to which it is subject.

        SECTION 7.6             Governmental Regulation.

        Promptly notify the Lender in the event that the Borrower receives any notice, claim or demand from any governmental agency which alleges that the Borrower is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any federal or state statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act.

        SECTION 7.7             Litigation.

        Give prompt notice in writing, with a full description to the Lender, of all litigation and of all proceedings before any court or any governmental or regulatory agency affecting the Borrower which, if adversely decided, would materially affect the conduct of the Borrower's business, the financial condition of the Borrower, or in any manner affect the Collateral.

        SECTION 7.8             Use of Proceeds.

        Use the proceeds of the Loans for the purpose or purposes set forth in Recital A above and, without the prior written consent of the Lender, for no other purpose or purposes.

        SECTION 7.9             Maintenance of Properties.

        Keep and maintain, its properties, whether owned in fee or otherwise, or leased, in good operating condition; make all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply with the provisions of all leases to which it is party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply with all laws, rules, regulations and orders applicable to its properties or business or any part thereof

        SECTION 7.10            Other Liens, Security Interests, etc.

        Keep its properties and assets, including, without limitation, the Collateral, free from all liens, security interests and claims of every kind and nature, other than the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

        SECTION 7.11            Books and Records.

        (a) Keep and maintain accurate books and records in all material respects, (b) make entries on such books and records in form satisfactory to the Lender disclosing the Lender's assignment of, and security interest in and lien on, the Collateral and all collections received by the Borrower on its Accounts,
(c) furnish to the Lender promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning account debtors and the Borrower's

Accounts and Inventory and all contracts and collection(s) relating thereto as the Lender may from time to time specify, (d) unless the Lender shall otherwise consent in writing, keep and maintain all such books and records mentioned in
(a) above only at the addresses listed in the Collateral Disclosure List, and
(e) permit any Person designated by the Lender to enter the premises of the Borrower and examine, audit and inspect the books and records from time to time during regular business hours with reasonable advance notice.

        SECTION 7.12            Business Names.

        Immediately notify the Lender of any change in the name under which it conducts its business.

        SECTION 7.13            ERISA.

        Maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within 15 days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Borrower will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event". The Borrower shall agrees that with respect to any pension plan which the Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA will be maintained; (b) as soon as practicable and in any event within 15 days after the Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, the Borrower will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) within 15 days after notice is received by the Borrower or any Commonly Controlled Entity that any multi-employer plan has been or will be placed in "reorganization" within the meaning of ERISA Section 4241, the Borrower will notify the Lender to that effect; and (d) upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA Section 3(35).

        SECTION 7.14            Management.

        Promptly notify the Lender of any contemplated changes in its Senior Management subsequent to the date hereof.

        SECTION 7.15            Banking Relationship.

        Maintain the Lender as its principal depository. In the event the Borrower fails to do so, in addition to the Lender's rights and remedies in the Financing Documents, the Lender may, in its sole discretion, increase the rates of interest applicable to the Loans.

        SECTION 7.16            Notification of Events of Default and Adverse
                                Developments.

        The Borrower will promptly notify the Lender upon obtaining knowledge of the occurrence of:

        (a)     any Event of Default;

        (b)     any Default;

        (c) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower;

        (d) any judicial, administrative or arbitral proceeding pending against the Borrower and any judicial or administrative proceeding known by the Borrower to be threatened against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective); and

        (e) any other development in the business or affairs of the Borrower which may be materially adverse; in each case describing in detail satisfactory to the Lender the nature thereof and, in the case of notification under clauses
(a) and (b), the action the Borrower proposes to take with respect thereto.

        SECTION 7.17            Insurance Generally.

        Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are satisfactory to the Lender and workmen's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same; file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Lender, obtain such additional insurance as the Lender may reasonably request. The Borrower further agrees that it shall also maintain business interruption insurance in an amount, in form and issued by companies acceptable to the Lender in all respects. Such insurance may be obtained after the date of this Agreement, provided, however the Borrower shall provide the Lender with evidence of such insurance within thirty (30) days after the date of this Agreement.

        SECTION 7.18            Insurance With Respect to Ecjuipment and
                                Inventory.

        In addition to and not by way of limitation of Section 7.17 above, maintain hazard insurance with fire and extended coverage and with loss payable to the Lender on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Notes or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any coinsurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of the Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage; file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Lender, obtain such additional insurance as the Lender may reasonably request.

        SECTION 7.19            Maintenance of the Collateral.

        Not permit anything to be done to the Collateral which may impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to, preserve any rights against any other party with an interest in the Collateral, except with respect to the gross negligence or willful misconduct of Lender.

        SECTION 7.20            Inventory.

        With respect to the Inventory, the Borrower shall: (a) as soon as possible upon demand by the Lender, execute and deliver to the Lender designations of Inventory specifying the Borrower's cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Lender may reasonably request, (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand for inspection and copying thereof, (c) not store any of its Inventory with a bailee, warehouseman or similar person without the Lender's prior written consent; provided, however, in the event the Lender does consent to such storage, the Borrower shall cause any such bailee, warehouseman or similar person to issue and deliver to the Lender, in a form acceptable to the Lender, warehouse receipts in the name of the Lender evidencing the storage of Inventory, (d) permit the Lender and its agents or representatives to inspect and examine the Inventory at any time or times hereafter during the Borrower's usual business hours, and to check and test the same as to quality, quantity, value and condition, and (e) acquire and maintain all Inventory free from all liens, except the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

        SECTION 7.21            Other Liens, Security Interests, etc.

        Keep the Collateral free from all liens, security interests and claims of every kind and nature, other than the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

        SECTION 7.22            Defense of Title and Further Assurances.

        At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Lender may require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to the Lender under this Agreement and its priority. The Borrower shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument.

        SECTION 7.23            [reserved]

        SECTION 7.24            Assignments of Accounts.

        Promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Accounts or groups of Accounts; provided, however, the lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

        SECTION 7.25            Collections.

        Until such time as the Lender shall notify the Borrower of the revocation of such privilege, the Borrower (a) shall at its own expense have the privilege for the account of and in trust for the Lender of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Lender may request or in the absence of such request, as the Borrower may deem advisable; and (b) may grant, in the ordinary course of business, to any account debtor, any rebate, refund or adjustment to which the account debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Lender may, at its option, at any time or from time to time after Default hereunder, revoke the collection privilege given to the Borrower herein by either giving notice of its assignment of, and lien on the Collateral to the account debtors or giving notice of such revocation to the Borrower.

        SECTION 7.26            Notice to Account Debtors and Escrow Account.

        Promptly upon the request of the Lender in such form and at such times as specified by the Lender, the Borrower shall give notice of the Lender's lien on the Accounts to the account debtors requiring the account debtors to make payments thereon directly to the Lender.

        SECTION 7.27            Government Accounts.

        Immediately notify the Lender if any of the Accounts arise out of contracts with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof, and execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the government under the Federal Assignment of Claims Act or any other applicable law.

        SECTION 7.28            Hazardous Materials: Contamination.

        The Borrowers agree to (a) give notice to the Lender immediately upon either Borrower's acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by either Borrower or for which either Borrower is responsible or of any Hazardous Materials Contamination with a full description thereof; (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance; (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by either Borrower or for which either Borrower is responsible; and (d) defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by either Borrower for which either Borrower is responsible for any Hazardous Materials Contamination.

                        SECTION 7.29    Year 2000.

        The Borrower will promptly notify the Lender in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.


                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

                Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, the Borrower will not, directly or indirectly:

                        SECTION 8.1     Borrowings.

        Create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except (a) borrowings in existence on the date hereof and reflected on the financial statements which the Borrower furnished to the Lender in writing prior to the date hereof, and (b) borrowings secured by Permitted Liens.

                        SECTION 8.2     Mortgages and Pledges.

        Create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

                        SECTION 8.3     Method of Accounting.

        Change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Lender pursuant to Part V of this Agreement, unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                        SECTION 8.4     Merger. Acquisition or Sale of Assets.

        Enter into any merger or consolidation or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except assets disposed of in the ordinary course of business). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                        SECTION 8.5     Advances and Loans.

        Lend money, give credit or make advances to any Person, including, without limitation, officers, directors, employees, and Affiliates of the Borrower, other than loans to the Borrower's stockholders not exceeding $250,000 in the aggregate outstanding at any time.

                        SECTION 8.6     Contingent Liabilities.

        Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                        SECTION 8.7     Investments.

        Purchase or acquire the obligations or stock of, or any other or additional interest in, any Person, except (a) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (b) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (c) Public Housing Bonds, Temporary Notes or Preliminary Loan Notes, fully secured by contracts with the United States, and (d) certificates of deposit issued by the Lender.

                        SECTION 8.8     Subsidiaries.

        Create or acquire any Subsidiaries.

                        SECTION 8.9     Additional Stock.

        Issue any additional stock of any class, except stock of an existing class issued as a stock dividend.

                        SECTION 8.10    Dividends and Purchase of Stock.

        Declare any dividend (other than a dividend payable in capital stock of the Borrower) on any shares of any class of its capital stock (other than preferred stock outstanding on the date hereof) or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividend on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of any shares of any class of capital stock of the Borrower, provided, however, the Borrower may distribute to shareholders such dividends as are necessary for the shareholders payment of sub-Chapter 5 corporate taxes relating to the Borrower only.

                        SECTION 8.11    ERISA Compliance.

        Neither the Borrower nor any Commonly Controlled Entity will: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                        SECTION 8.12    Prohibition on Hazardous Materials.

        The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, controlled or operated by the Borrower or for which the Borrower is responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws.

                        SECTION 8.13    Transfer of Collateral.

        Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrower may transfer the Collateral or the books and records related thereto to another location if(a) the Borrower shall have provided to the Lender prior to such transfer an opinion of counsel addressed to the Lender to the effect that the Lender's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Lender's perfected security interest together with the commencement of such steps by the Borrower at its expense, and (b) shall have taken such steps.

                        SECTION 8.14    Sale and Leaseback.

        Directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

                        SECTION 8.15    Sale of Accounts.

        Sell, discount, transfer, assign or otherwise dispose of any of its Accounts, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

                        SECTION 8.16    Line of Business.

        Without the consent of Lender, which consent shall not be unreasonably withheld, enter into any lines or areas of business substantially different from, or that are not natural extensions of, the business activities in which it is presently engaged.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

        The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                        SECTION 9.1     Failure to Pay.

        The Borrower shall fail to (a) make any payment of principal or interest on any of the Notes or (b) pay any of the Obligations, when and, as the same shall become due and payable.

                        SECTION 9.2     Breach of Representations and
                                        Warranties.

        Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made in any material respect.

                        SECTION 9.3     Failure to Comply with Insurance
                                        Provisions.

        The Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in SECTIONS
7.17 and 7.18, which default shall remain unremedied for twenty (20) days after written notice thereof to the Borrower by the Lender.

                        SECTION 9.4     Failure to Comply with Covenants.

        Default shall be made by the Borrower in the due observance and performance of any covenant, condition or agreement contained in SECTIONS 7.1, 7.2, 7.4, 7.15 or 7.16 hereof or in Part VIII hereof, which default shall remain unremedied for twenty (20) days after written notice thereof to the Borrower by the Lender.

                        SECTION 9.5     Other Defaults.

        Default shall be made by the Borrower in the due observance or performance of any other term, covenant or agreement herein contained, which default shall remain unremedied for thirty (30) days after written notice thereof to the Borrower by the Lender.

                        SECTION 9.6     Default Under Other Financing Documents.

        An event of default shall occur under any of the other Financing Documents, and such event of default is not cured within any applicable grace period provided therein.

                        SECTION 9.7     Receiver: Bankruptcy.

        The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Borrower for the purposes of effecting any of the foregoing, or (1) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

                        SECTION 9.8     Judgment.

        Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $25,000 against the Borrower and the failure by the Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                        SECTION 9.9     Attachment Executions

        Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

                        SECTION 9.10    Default Under Other Borrowings.

        Default shall be made with respect to any evidence of indebtedness or liability for borrowed money of more than $25,000 (other than the Loans) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity.

                        SECTION 9.11    Material Adverse Change.

        If the Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower from the financial condition set forth in the financial statements dated ______________, 199___ or from the financial condition of the Borrower most recently disclosed to the Lender in any manner.

                        SECTION 9.12    Impairment of Position.

        If the Lender in its sole discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

                        SECTION 9.13    Change in Ownership.

        Any change in the ownership of the Borrower.

                        SECTION 9.14    Change in Management

        Any change in the Senior Management of the Borrower, which Lender determines in its sole discretion in good faith will impair the prospect of payment of the Obligations and/or the value of the Collateral.

                        SECTION 9.15    Audit Results.

        If the Lender concludes in good faith after examining the results of any audits of the Borrower's books and records or the Collateral that the condition of the Borrower is unsatisfactory.

                                    ARTICLE X

                        RIGHTS AND REMEDIES UPON DEFAULT



                        SECTION 10.1    Demand: Acceleration.

        The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Lender to demand payment at any time of any of the Obligations which are payable on demand regardless of whether or not an Event of Default has occurred. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

                        SECTION 10.2    Specific Rights With Regard to
                                        Collateral.

        In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, upon the occurrence of an Event of Default, the Lender may, without notice to the Borrower:

        (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

        (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

        (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

        (d) remove from any of the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

        (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

        (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

        (g) institute and prosecute legal and equitable proceedings to enforce

        (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

        (i) endorse the name of the Borrower upon any items of payment relating to the Collateral or on any proof of claim in bankruptcy against an account debtor; and

        (j) notify the post office authorities to change the address for the delivery of mail to the Borrower to such address or post office box as the Lender may designate and receive and open all mail addressed to the Borrower.

                        SECTION 10.3    Performance by Lender.

        If the Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of one percent (1%) per annum in excess of the higher fluctuating interest rate payable under the Notes from time to time shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Obligations.

                        SECTION 10.4    Uniform Commercial Code and Other
                                        Remedies.

        Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws, and the Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

        Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Part XI hereof; or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower. The Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred by or on behalf of the Lender in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of; the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Default Rate, shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrower or to any other party entitled thereto.

                                   ARTICLE XI
                                  MISCELLANEOUS

                        SECTION 11.1    Notices.

        All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to the Lender:     NationsBank, N.A.
                                    6610 Rockledge Drive
                                    Suite 300
                                    Bethesda, Maryland 20817
                                    Attn: Dera S. Cooper

              if to the Borrower:   Cyntergy Corporation
                                    656 Quince Orchard Road
                                    Gaithersburg, Maryland 20878
                                    Attn: Robert Grimes, Chairman & CEO

              Copy to:              Daniel S. Krakower, Esq.
                                    Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                                    11921 Rockville Pike, Third Floor
                                    Rockville, Maryland 20852

                        SECTION 11.2    Consents and Approvals.

        If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                        SECTION 11.3    Remedies, etc. Cumulative.

        Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

                        SECTION 11.4    No Waiver of Rights by the Lender.

        No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof; shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

                        SECTION 11.5    Entire Agreement.

        The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Lender and the Borrower relating to the Obligations. Neither the Lender nor the Borrower shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

                        SECTION 11.6 Survival of Agreement: Successors and Assigns.

        All covenants, agreements, representations and warranties made by the Borrower herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrower, but this Agreement may not be assigned by the Borrower without the prior written consent of the Lender.

                        SECTION 11.7    Expenses.

        The Borrower agrees to pay all out-of-pocket expenses of the Lender (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Lender at the time of; or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Lender agrees that the expense of closing the Loan will not exceed $15,000 (for legal fees plus lien searches) plus $3,500 (for the Collateral Audit). The Borrower agrees to indemnify and save harmless the Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The Borrower further agrees to reimburse the Lender upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

                        SECTION 11.8    Counterparts.

        This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

                        SECTION 11.9    Governing Law.

        This Agreement and all of the other Financing Documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

                        SECTION 11.10   Modifications.

        No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                        SECTION 11.11   Illegality.

        If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable.

                        SECTION 11.12   Extension of Maturity.

        Should the principal of or interest on the Notes become due and payable on other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

                        SECTION 11.13   Gender, etc.

        Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

                        SECTION 11.14   Headings.

        The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

                        SECTION 11.15   Waiver of Trial by Jury.

        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BOTH OF THEM MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (a) THIS AGREEMENT, (b) THE LOANS, THE OBLIGATIONS, AND THE COLLATERAL WHICH ARE THE SUBJECT OF THIS AGREEMENT, AND (c) ANY AND ALL NOTES, GUARANTEES, ASSIGNMENTS OR AGREEMENTS OF ANY KIND RELATING TO THE LOANS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

        This waiver is knowingly, willingly and voluntarily made by each of the parties hereto, and the parties hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The parties further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

                                                                    (SEAL)

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

        WITNESS /ATTEST:


        WITNESS:        CYNTERGY CORPORATION


                        By:
                           -----------------------
                        Robert N. Grimes
                        Chairman & CEO


        WITNESS:NATIONSBANK, N.A.


                        By:
                           -----------------------
                        Dera S. Cooper Vice President

A-1     Term Note

A-2     Revolving Promissory Note

   B.   Advance Request

   C.   Compliance Certificate

   D.   Liens on Collateral

   E.   Intellectual Property

   F.   Borrowing Base Certificate

   G.   Collateral Disclosure List

                                   EXHIBIT A-I

                                   [TERM NOTE]

                                   EXHIBIT A-2

                           [REVOLVING PROMISSORY NOTE]

                                    EXHIBIT B

                          [EQUIPMENT LOAN REQUEST FORM]

                                    EXHIBIT C

                                    EXHIBIT D


                               LIENS ON COLLATERAL


                                                                Unpaid
Principal Asset Covered                 Lienholder              Balance

                                    EXHIBIT E

                              INTELLECTUAL PROPERTY